UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2006

CALIFORNIA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#312, 407 – 2nd Street SW, Calgary, AB, T2P 2Y3

(Address of principal executive offices and Zip Code)

403-261-1965

Registrant's telephone number, including area code

#1156 – 145 Tyee Drive, Point Roberts, WA 98281

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On March 20, 2006, we closed a private placement with two offshore investors for an aggregate of 2,220,000 units, with each unit consisting of one common share and one-half of one common share purchase warrant, at a price of $0.45 per unit, for gross proceeds of $999,000. Each full warrant entitles the holder thereof to purchase one additional common share at a price of $0.55 per share for a period of one year. The form of subscription agreement is attached as exhibit 10.1 to this Form 8-K.

We intend to use the proceeds of the private placement towards the acquisition and immediate development of oil and gas projects, both domestically and internationally.

The subscription agreements with respect to these private placements were delivered and signed outside of the United States, and the units will be issued outside of the United States to two persons who are not U.S. persons (as that term is defined in Regulation S promulgated under the Securities Act of 1933). In entering into these subscription agreements and in issuing the securities we are and will be relying on the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of subscription agreement.
99.1	News Release dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA OIL & GAS CORPORATION

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: March 21, 2006